Exhibit 10.1

LEASE AGREEMENT

BETWEEN

QOZ 201CC TWO, LLC,

a Utah limited liability company,

AS LANDLORD,

AND

AEROVIRONMENT, INC.,

a Delaware corporation,

AS TENANT

DATED December 16, 2025

WEST VALLEY CITY, UTAH

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is dated as of the latest date set forth on the signature page attached hereto (the “Effective Date”), between QOZ 201CC TWO, LLC, a Utah limited liability company (“Landlord”), and AEROVIRONMENT, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Premises:	The entire rentable area of the Building (as defined below), containing approximately 130,733 square feet (the “Premises”).
Building:

The building located at approximately 4387 West 2100 South, West Valley City, Utah, within the Project containing approximately 130,733 square feet and commonly known as Building 2 (the “Building”), which Building will be located on Lot 501, 201 Commerce Center Subdivision No. 5, according to the official plat thereof, on file and of record in the office of the Salt Lake County Recorder, State of Utah (the “Lot”). .

Project:	The industrial park project of which the Building and the Lot are a part, which project to depicted on the Site Plan attached hereto as Exhibit A (the “Project”).
Lease Term:

Beginning on the Commencement Date (as defined below) and ending on the last day of the 126th full calendar month thereafter, unless sooner terminated or extended pursuant to the terms and provisions of this Lease.

Commencement Date:

The earlier of (a) the date Tenant occupies the Premises and begins conducting business therein, or (b) the date of Substantial Completion (as defined in Paragraph 2 below) of the Improvements (as defined in Exhibit B attached hereto) (or such earlier date that Substantial Completion of the Improvements would have occurred but for any “Tenant Delay” as defined in Exhibit B attached hereto) (the “Commencement Date”).

Option to Extend:	Subject to Paragraph 43, two, 5-year renewal options
Monthly Base Rent:	The monthly Base Rent shall be as follows:

	Month of Lease Term:	Monthly Base Rent:

	1-12	$146,420.96
	13-24	$151.545.69
	25-36	$156,849.79
	37-48	$162,339.54
	49-60	$168,021.42
	61-72	$173,902.17
	73-84	$179,988.74
	85-96	$186,288.35
	97-108	$192,808.44
	109-120	$199,556.74
	121-126	$206,541.22

Initial Estimated Monthly Operating Expense Payments: (estimate only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	$0.27 per square foot (does not include utilities, which are to be paid separately in accordance with Paragraph 7 herein).

(i)

Prepaid Rent:	$241,839.13
Security Deposit:	$241,839.13 (the “Security Deposit”).
Permitted Use:

General industrial/warehouse use for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales, subject to all rules and regulations established by Landlord from time to time and Tenant’s compliance with Paragraph 3 below) products, materials and merchandise made and/or distributed by Tenant (the “Permitted Use”).

Tenant’s Notice Address:

Prior to the Commencement Date:
241 18th Street South, #650
Arlington, VA 22202

Attention: General Counsel
Telephone: (703) 418-2828

with a copy to:
Attention: Facilities Manager
900 Enchanted Way
Simi Valley, CA 93065
Telephone:(805) 520-8350

From and after the Commencement Date: To the Premises.

Landlord’s Notice Address:	QOZ 201CC TWO, LLC 9090 South Sandy Parkway Sandy, Utah 84070 Attention: Stephen Layton
Broker(s):	Jeff Richards with CBRE, representing Landlord, and Tom Dischmann and Matt McAffee with CBRE, representing Tenant.
Guarantor:	None.
Addenda:	Rules and Regulations; Exhibit A (Site Plan); Exhibit B (Work Letter and Construction Agreement); Exhibit C (Environmental Questionnaire);

References in these Basic Lease Provisions to other articles and sections are for convenience and designate some of the other articles and sections where references to the particular Basic Lease Provisions appear. Each reference in this Lease to any of the Basic Lease Provisions shall be construed to incorporate all of the terms provided under each such Basic Lease Provision. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control.

(ii)

LEASE

1.Granting Clause; Lease Term.

(a)In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above (the “Lease Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date. If Landlord does not deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Premises to Tenant. If Landlord does not deliver possession of the Premises to Tenant by September 1st, 2027 (such date, the “Delivery Deadline”), unless such delay is caused by an act or omission of Tenant, then Tenant shall have the right to terminate the Lease by delivering written notice of such termination to Landlord on or before the fifth (5th) day after the Delivery Deadline. Time is of the essence. In the event of a termination of the Lease pursuant to this Subsection (a), the effective date of termination shall be the date of delivery of Tenant’s termination notice, and the parties shall have no further liability to each other with respect to the Premises. The termination remedy herein shall constitute Tenant’s sole and exclusive remedy in connection with Landlord’s failure to timely deliver the Premises to Tenant. Landlord and Tenant agree that the rentable square footage of the Premises as set forth above and the Building as set forth above shall be conclusive and binding on the parties. Notwithstanding the foregoing, if the Commencement Date has not occurred prior to the expiration of two (2) years after the Effective Date, this Lease shall automatically terminate and neither party shall have any further obligations or rights under this Lease from and after such date.

(b)Approximately sixty (60) days prior to Landlord’s estimated date of Substantial Completion of the Improvements, Landlord shall provide Tenant with written notice of same. Subject to all Legal Requirements (defined below), Tenant may enter the Premises following receipt of such notice, for the sole purposes of installing Tenant’s furniture, fixtures and equipment, and for storing Tenant’s products, materials and merchandise (associated with the Permitted Use) made and/or distributed by Tenant; provided, however Tenant shall only be permitted to enter such portions of the Premises (and at such times) as Landlord reasonably determines will not interfere with the construction and performance of the Improvements. Notwithstanding the foregoing, in no event shall Tenant enter the Premises until such time as Tenant has provided Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease. Such early entry in and of itself will not advance the Commencement Date unless Tenant commences to conduct business from the Premises and Landlord’s Work is completed. All of the provisions of this Lease shall apply to Tenant and Landlord during any early entry, including, without limitation, the indemnities set forth in this Lease and Tenant’s obligation to not interfere with Landlord’s construction and performance of the Improvements, but excluding only the obligation to pay Base Rent and Operating Expenses until the Commencement Date has occurred, whereupon Base Rent and Operating Expenses shall immediately commence. During any such early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work, furniture, fixtures, equipment, material, merchandise and/or products installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, unless caused by the gross negligence or willful misconduct of Landlord. Landlord shall have the right to post appropriate notices of non-responsibility in connection with any early entry by Tenant.

2.Acceptance of Premises. Tenant shall accept the Premises on the Commencement Date in its “as-is” condition, subject to all Landlord warranties, applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein, except that Landlord shall cause the Tenant Improvements (as defined in the Work Letter and Construction Agreement attached hereto as Exhibit B) to be installed within the Premises in accordance with the terms of Exhibit B. Tenant shall have the right to inspect the Premises prior to delivery of possession of the Premises to Tenant. To the extent that Landlord makes any repairs, replacements or improvements (whether structural or otherwise) on Landlord’s own behalf, Tenant shall have the right to reinspect the Premises prior to delivery of possession of the Premises to Tenant. The term “Substantial Completion” shall mean the completion of the Tenant Improvements, subject only to punch list items identified by Tenant in a written notice to Landlord delivered within thirty (30) days after Landlord tenders possession of the Premises, such that none of the Tenant Improvements remaining incomplete or needing adjustment shall materially impair, or prevent the obtaining of permits for, Tenant’s use, occupancy and enjoyment of the Premises. In the event of any dispute as to whether Substantial Completion has occurred, the sign-off by the municipal building inspector shall be conclusive, except that delay in receipt thereof or in Substantial Completion caused by Tenant, including Tenant Delays or attributable to Tenant’s uncompleted work being contained within the scope of the same building permit as the Tenant Improvements shall be charged to Tenant in the amount of the daily Base Rent and Operating Expenses multiplied by the number of days of such delay. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraphs 10 and 45 and any punchlist items agreed to in writing by Landlord and Tenant.

3.Use; Compliance with Legal Requirements.

(a)Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use; provided, however, no retail sales may be made from the Premises except for limited ancillary retail sales to Tenant’s customers in connection with picking up products, materials and/or merchandise (made and/or distributed by Tenant in connection with the Permitted Use) at the Premises from time-to-time (subject to all rules and regulations established by Landlord from time to time and Tenant’s compliance with Paragraph 14 below). For purposes of this Lease, including, without limitation, Paragraph 18 below, Tenant’s customers shall be deemed to be “invitees” of Tenant. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles (other than overnight parking of operative trucks related to Tenant’s Permitted Use of the Premises), is prohibited without Landlord’s prior written consent. Subject to the terms and conditions set forth herein, Landlord consents to Tenant’s use and occupancy of the Premises 24 hours per day, 7 days per week for the Permitted Use.

(b)Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

(c)Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, the access drives and other any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time.

4.Base Rent.

(a)Tenant shall pay Base Rent in the amounts set forth in the Basic Lease Provisions. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable on the date this Lease is executed and shall be applied against Base Rent and Operating Expenses first due under this Lease, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by at least thirty days’ prior written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than ten (10) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum; provided that such late charge shall not be assessed by Landlord for the first delinquent payment of Base Rent so long as Tenant pays such amount within ten (10) days of receipt of notice of non-payment. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord’s other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount, and shall not be construed as a penalty. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

(b)Subject to the terms and conditions of this Paragraph 4(b), provided that no Event of Default exists under this Lease, and no Event of monetary Default has occurred under this Lease during the term of the Lease, Tenant shall be credited with the payment of monthly Base Rent with respect to the Premises for the first (1st) through sixth (6th) months of the initial Lease Term only (collectively, the “Base Rent Credit”) (for a total Base Rent Credit equal to $878,525.76 in the aggregate, subject to the terms hereof). No such Base Rent Credit shall reduce or limit any other amounts which are otherwise payable by Tenant under this Lease (including, without limitation, Operating Expenses and utilities). Tenant understands and agrees that the foregoing Base Rent Credit is conditioned upon no Event of Default occurring under this Lease. Accordingly, upon the occurrence of any Event of Default under this Lease, the foregoing Base Rent Credit shall immediately become null and void, and any Base Rent previously credited to Tenant shall immediately become due and payable, and Tenant shall no longer receive any credit on account of such Base Rent Credit. Tenant agrees and acknowledges that notwithstanding the fact that Landlord may elect not to cause the Base Rent Credit to become null and void on account of any particular default by Tenant, Landlord shall at all times retain the right to cause the Base Rent Credit to become null and void in the event of any Event of Default.

5.Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth above. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5. In the event of a sale or other disposition of the Premises, Landlord shall transfer the Security Deposit to the new owner, and, thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant.

6.Operating Expense Payments.

(a)During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

(b)The term “Operating Expenses” means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Building and/or Project including, but not limited to costs of: common area utilities; maintenance, repair and replacement of all or any portions of the Project, including without limitation, paving and parking areas, roads, roof of the Premises, roof membrane, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association, common maintenance regime or any restrictive covenants to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of any insurance deductibles for insurance maintained by Landlord; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of fifteen percent (15%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that reduce Operating Expenses, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) due and payable for each calendar year during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term. If less than one hundred percent (100%) of the net rentable area of the Building and/or Project is occupied by tenants at all times during any calendar year, then Operating Expenses for such year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Building and Project been occupied at all times during such year by tenants. Notwithstanding the foregoing, Operating Expenses do not include: (i) debt service under mortgages or ground rent underground leases; (ii) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (iii) leasing commissions or the costs of renovating space for tenants; (iv) any costs or legal fees incurred in connection with a dispute with any particular tenant; or (v) except as set forth above, the cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles.

(c)If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments, or, if there are no further payments required under this Lease, within thirty (30) days after Landlord’s reconciliation shows such excess. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

(d)With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage obtained by dividing the square footage of the Premises by the square footage of all premises in the Project which are occupied and open for business by commercial tenants from time to time during the applicable calendar or fiscal year (as the case may be), as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be 100%. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth in the Basic Lease Provisions are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

(e)Provided Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review all relevant and supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the “Actual Statement”) (provided, however, Tenant may not have an audit right to all documentation relating to Building operations unless such documentation is relevant and necessary for Tenant to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

(1)Tenant shall, within thirty (30) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect; provided, however, Tenant shall pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement as provided in Paragraph 6(c) above. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant’s obligation to make all payments of rent and all payments of Tenant’s Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(2)Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord’s property manager, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(3)Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than five percent (5%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

(f)Portions of the Project are or may be owned or leased from time to time by various persons which maintain, repair and replace their own facilities and, therefore, contribute to the Project’s Operating Expenses on a basis other than that described herein (collectively, the “Other Tenant”). The contributions received from the Other Tenant towards the Project’s Operating Expenses shall be credited against the total Project Operating Expenses and the balance of those items (the “Reduced Items”) to which contributions are so made by the Other Tenants shall be prorated in the following manner: Tenant’s Proportionate Share of the Reduced Items shall be determined by multiplying that portion of the Reduced Items that remains after applying the contributions paid by the Other Tenants by a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the square footage of all existing space leasable for commercial purposes in the Project except for the Other Tenants. Notwithstanding the foregoing, if any owner or tenant of a portion of the Project separately maintains its own common areas, the Project’s Operating Expenses shall not include costs relating to the common areas so maintained by such owner or tenant, and the square footage of such owner’s or tenant’s premises shall not be included in the denominator for purposes of calculation of Tenant’s Proportionate Share of the Project’s Operating Expenses.

7.Utilities.

(a)Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Other than sewer and storm water, Landlord shall cause any utilities applicable to Tenant to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use. Unless caused by any gross negligence, or willful misconduct of Landlord, no interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent or result in any liability of Landlord.

(b)Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior written consent.

(c)Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises. Furthermore, if required by laws imposed on Landlord, Tenant agrees to provide Landlord with Tenant’s energy consumption data within thirty (30) days after Landlord’s request for the same. Tenant agrees to take such further actions as are necessary in order to further the purpose of this paragraph, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.

8.Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales, business & occupation, or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (1) Landlord pays them or (2) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor.

9.Insurance.

(a)Tenant Insurance Requirements.

(i)Effective as of the earlier of: (x) the date Tenant enters or occupies the Premises; or (y) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time):

(1)Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Project. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury Liability	$1,000,000
Fire Damage Legal Liability	$100,000
Medical Payments	$5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form (or its equivalent), shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(2)Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(3)Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.

(4)Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

Umbrella/Excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance.

(5)Property insurance “the equivalent of causes of loss – special form” including windstorm, theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises where the tenant cannot remove at the end of the lease term wherein ownership then reverts to the landlord.

(6)Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(ii)All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least “A-: VIII” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives shall be non contributory. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 9(a)(i)(5) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation and ten (10) days for non-renewal..

(iii)In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Lease Term, within ten (10) days following Landlord’s request thereof and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

(iv)The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation under this Lease. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(v)The Tenant insurance requirements stipulated in Paragraph 9(a)(i) above are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.

(vi)Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker’s compensation and employer’s liability coverages in substantially the same forms as required of Tenant under this Lease and in amounts approved by Landlord and/or Landlord’s property manager. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least “A-: VIII” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days’ prior written notice of any cancelation, non-renewal or material change in coverage. The above requirements shall apply equally to any subcontractor engaged by contractor.

(b)Landlord’s Insurance. Landlord shall obtain and maintain the following: (1)  Property insurance “the equivalent of causes of loss – special form” covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses; provided, however, Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises; and (2) Commercial general liability insurance, which shall be in such amount as Landlord so determines and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance, earthquake insurance and rent loss insurance. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(c)Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord’s property insurance policies then in force insure against such damage or destruction and permit such waiver and only to the extent of insurance proceeds actually received by Landlord for such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction. Landlord will not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord. Landlord will not be liable under any circumstances to Tenant for any incidental or consequential damages.

10.Landlord’s Repairs. This Lease is intended to be a net lease. Landlord shall maintain and repair, as part of Operating Expenses, only the fire sprinklers and fire protection systems, roof (including structural components thereof), foundation piers and structural members of the exterior walls, steel columns and structural girders of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have thirty (30) days to repair such item; provided, however, that if more than thirty (30) days is reasonably required to cure such failure, Landlord shall have such time to repair as reasonably required if Landlord commences such cure within such 30-day period and thereafter diligently prosecutes such cure to completion. Landlord shall also maintain in good repair and condition (including replacements as necessary) the parking areas, the common areas of the Project and other common areas of the Building, including, but not limited to driveways, alleys, roadways, lighting facilities and fixtures, utility lines, conduits, storm and sanitary sewer systems, landscape and grounds within the common areas and surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof. Tenant hereby waives the benefit of any other statute providing a right to make repairs and deduct the cost thereof from the rent.

11.Tenant’s Repairs.

(a)Subject to Landlord’s obligations in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Within thirty (30) days of the Commencement Date, Tenant, at Tenant’s expense, shall enter into maintenance service contracts with providers reasonably acceptable to Landlord for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises. The scope of services and contractors under such maintenance contracts maintained by Tenant shall be subject to Landlord’s prior written approval.

(b)In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Any such repair or maintenance shall be performed by a contractor approved by Landlord.

(c)Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12.Tenant-Made Alterations and Trade Fixtures.

(a)Except for basic nonstructural, cosmetic alterations including, but not limited to, carpeting or painting that have absolutely no impact or effect on the structure or the roof, exterior, mechanical, water, electrical, gas, plumbing, fire, life safety, HVAC, telephone, sewer or other systems or facilities of the Building, any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

(b)All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed five percent (5%) of the total cost of such Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

(c)Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. In the event Tenant-Made Alterations are expected to cost more than $400,000.00, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

(d)Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal and restore the Premises to their condition existing upon the Commencement Date, normal wear and tear excepted.

(e)Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

13.Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall conform in all respects to Landlord’s requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

14.Parking. Tenant shall be entitled to park on any parking spaces on the Lot, subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all rules and regulations which are prescribed from time to time by Landlord. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Project’s parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES UNLESS SUCH DAMAGE OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Except as set forth above, Tenant shall not park vehicles, trucks or truck trailers in drive aisles, other common areas, parking areas reserved for parking by other Tenants in the Project or on the street adjacent to the Project.

15.Restoration.

(a)If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within thirty (30) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 120 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 120 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations, the Tenant Improvements and any other improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term, the cost to repair such damage exceeds $100,000.00 and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. Tenant shall pay to Landlord, within thirty (30) days following Landlord’s demand therefor, Tenant’s Proportionate Share of the amount of the deductible under Landlord’s insurance policy. If the damage involves portions of the Building other than the Premises, Tenant shall pay only a portion of the deductible based on the ratio of the costs of repairing the damage to the Premises to the total cost of repairing all of the damage to the Building.

(b)If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

(c)Notwithstanding the foregoing, if the Premises or the Project are wholly or partially damaged or destroyed as a result of the gross negligence or willful misconduct or omission of Tenant, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant’s sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant’s sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord’s insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant.

(d)The provisions of this Paragraph 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project unless such damage or destruction arises out of Landlord’s gross negligence or willful misconduct.

16.Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award, including, without limitation any award for a Taking of Tenant’s leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. This Paragraph shall be Tenant’s sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

17.Assignment and Subletting.

(a)Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord’s actual out-of-pocket expenses not to exceed $3,000.00 in connection with any Transfer, other than to a Tenant Affiliate. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (1) Tenant is in default of this Lease; (2) the assignee or subtenant is unwilling to assume in writing all of Tenant’s obligations hereunder; (3) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (4) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials, or (5) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding space within the Project.

(b)Notwithstanding any Transfer, unless mutually agreed to in writing between Tenant and Landlord, in Landlord’s sole discretion, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration, after deducting reasonable brokerage commissions, and attorneys’ fees actually incurred by Tenant and payable to non-affiliated third parties in connection with such assignment or subleasing, all of which must be amortized over the applicable assignment or sublease term, together with all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon said excess rental and other excess consideration, within ten (10) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

(c)If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18.Indemnification.

(a)Subject to Paragraph 9(c), Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees) (collectively, “Claims”), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, from Tenant’s failure to perform its obligations under this Lease, or with respect to handling, storage, use and/or disposal of Explosives (as defined below) by Tenant or any of its subtenants, assignees, invitees, employees, contractors and agents (other than any loss arising from the gross negligence of Landlord or its agents). This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18. Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the other indemnified parties, for any damages arising from any act, omission or neglect of any other tenant in the Project and in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant.

(b)Subject to Paragraph 9(c), Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all Claims arising from the use and occupancy of the Premises by Landlord (other than any loss arising from the sole or gross negligence of Tenant or its agents). This indemnity provision shall survive termination or expiration of this Lease. Subject to Paragraph 9(c), the furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph 18. Tenant shall not be liable to Landlord, and Landlord hereby waives all Claims against Tenant and the other indemnified parties, to the extent any damages arising from any act, omission or neglect of any other tenant in the Project and in no event shall Tenant or any of the other indemnified parties be liable for any injury or interruption to Landlord’s business or any loss of income therefrom under any circumstances and neither Tenant nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Landlord.

19.Inspection and Access.

(a)Upon five (5) business days prior notice (except in emergencies, in which case no notice shall be required), Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose so long as such entry does not materially interfere with Tenant’s ability to conduct Tenant’s business. In the event of any repairs (other than repairs covered by Paragraph 15, which will be governed by Paragraph 15), Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s ability to conduct Tenant’s business. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants, subject to any applicable notice requirement. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

(b)Tenant shall at all times, except in the case of emergencies and regularly scheduled services, have the right to escort Landlord, its respective agents, employees and representatives while the same are in the Premises. Additionally, given Tenant’s status as a U.S. Department of Defense contractor, Tenant shall have the right to prohibit any individual who does not qualify as a U.S. person under U.S. export laws from access to the Premises, which shall include the right to verify such individual’s status by requesting to see such individual’s passport or other similar documents.

(c)In addition to the above, and notwithstanding anything to the contrary contained in this Lease, except in an emergency, Landlord shall give Tenant no less than five (5) business days prior notice of any entry to any Secured Compartmented Information Facility (“SCIF”) (which notice may be verbal) and shall enter such SCIF space only when accompanied by a representative of Tenant (“Access Representative”). Furthermore, Landlord acknowledges and agrees that pursuant to Tenant’s security regulations and those of Tenant’s government customers, access to the SCIF space or portions thereof may be restricted and may require, among other things (except in an emergency) (i) advance notice, and (ii) continuous escort by an Access Representative or another authorized personnel of Tenant and/or its customers. Tenant shall provide Landlord with current information concerning such Access Representative as the same may change from time to time.

20.Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21.Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Tenant and Landlord shall meet thirty (30) days prior to the schedule expiration date for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to give such notice or to participate in such joint inspection, Landlord’s inspection shall be deemed conclusive for purposes of determining Tenant’s responsibility for repairs and restoration. No such performance by Landlord shall create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of 10% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Paragraph 22 shall apply.

22.Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental equal to 125% of the Base Rent in effect on the expiration or termination date computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. If Tenant fails to surrender the Leased Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a)Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) business days from receipt of notice from Landlord of late payment; provided, however, that if Tenant fails to pay Base Rent or any other payment more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).

(b)Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c)Any guarantor of this Lease rescinds or terminate its guaranty.

(d)Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed and is not cured within fifteen (15) days of such cancellation, termination, expiration, reduction, or material change, except, in each case, as permitted in this Lease.

(e)Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f)Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(g)Tenant or guarantor shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same.

(h)Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of thirty (30) days or more after notice from Landlord to Tenant.

(i)Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

(j)The failure of Tenant or Tenant’s employees, agents or representatives to observe or comply with any of the rules and regulations of the Project as the same may be amended from time to time in accordance with this Lease, and such failure shall continue for five (5) business days or more after written notice from Landlord to Tenant; provided, however, that if Tenant or Tenant’s employees, agents or representatives shall breach the same rule or regulation more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).

(k)Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any other notice required under applicable Utah law.

24.Landlord’s Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a)Termination of Lease. Landlord may terminate this Lease and Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, shall not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any other notice required under Utah law. If Landlord terminates this Lease and Tenant’s right to possession of the Premises, Landlord may recover from Tenant:

(1)The actual worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

(2)The actual worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)The actual worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)Other actual amounts directly contributable to Tenant’s default of this Lease to compensate the Landlord for the detriment solely caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Lease Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant’s personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Lease Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value. In any such event, and at Landlord’s expense, Landlord shall provide documentation in support of the actual amounts claimed as being incurred as a result of Tenant’s default of this Lease.

All computations of the “actual worth at the time of the award” of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The “worth at the time of the award” recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b)Lease to Remain in Effect. Notwithstanding Landlord’s right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease. In such event, Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c)All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d)No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e)Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect either party’s right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of the other party, and all rights to indemnification and other obligations of each party intended to be performed after termination of this Lease shall survive termination of this Lease.

25.Tenant’s Remedies/Limitation of Liability; Self Help.

(a)Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of a Landlord Default, unless Tenant first obtains a judicial order expressly authorizing Tenant to do so pursuant to a judicial proceeding, notice of which has been given to Landlord by personal service as required by the Utah Rules of Civil Procedure for such proceeding. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s equity interest in the Building, and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

(b)Self-Help. If after all of the required notices have been given and all of the time periods for cure have expired under Paragraph 25(a), and Landlord has not performed the obligation concerned, then after at least five (5) business days’ prior notice to Landlord (which notice shall be in addition to any other notices previously given, and shall clearly set forth in all caps, at least 14 font, bold type Tenant’s intent to exercise its self-help remedy under this Paragraph 25(b)), Tenant may, in compliance with the provisions of this Lease, perform such obligation in a first-class and workmanlike manner. If Tenant takes such action, and such work will affect the Building structure or systems, then Tenant shall use only those contractors used or approved by Landlord in the Building for work on such structure or systems. If Landlord fails to provide approval of such contractors within ten (10) days of Tenant’s request for approval, such contractors shall be deemed approved. However, notwithstanding the foregoing to the contrary, if at any time prior to Tenant’s performance of such obligation, Landlord, acting reasonably, gives Tenant notice that Landlord disputes Tenant’s claim of non-performance by Landlord, describing in reasonable detail the basis of such dispute and the measures previously implemented to resolve such dispute, which notice is certified (to the extent reasonably appropriate) by Landlord’s architect and/or contractor, this Paragraph 25(b) shall be inapplicable, and Tenant shall not have a right of self-help, with respect to such obligation pending the resolution of such dispute. Landlord shall reimburse Tenant for the reasonable, actual cost of performing such obligation within ten (10) business days after receipt of an invoice from Tenant, accompanied by evidence of payment in full by Tenant and any appropriate executed lien waivers.

26.Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27.Subordination

(a)This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) business days of such request. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded.

(b)Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c)Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

(d)With respect to any mortgage currently encumbering the Premises or that encumbers the Premises in the future, upon the written request of Tenant, Landlord shall use reasonable, good faith efforts to obtain a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the holder of such mortgage which provides that Tenant’s possession of the Premises, and this Lease, including the Option to extend the Term hereof, will not be disturbed so long as no Event of Default exists and Tenant attorns to the record owner of the Premises. Tenant acknowledges that the Non-Disturbance Agreement will be in the form that such holder typically provides tenants such as Tenant, taking into account the terms of this Lease, the creditworthiness of Tenant and such criteria as the holder of such mortgage customarily applies. Such Non-Disturbance Agreement may provide, among other things, that (i) such holder shall be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default; (ii) such holder shall not be bound by any modification or amendment to this Lease, or any cancellation or surrender of this Lease, without such holder’s consent, (iii) such holder shall not be bound by any obligation under this Lease or any agreement to perform or pay for any improvements to the Premises; and (iv) such holder or any successor landlord shall not: (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Tenant might have against any prior landlord; (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior landlord. Landlord shall have no obligation to negotiate the terms of the Non-Disturbance Agreement on Tenant’s behalf, or to incur any legal fees or other out-of-pocket expenses in obtaining the Non-Disturbance Agreement.

28.Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to applicable law in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29.Estoppel Certificates. Tenant (and any guarantor) agrees, from time to time, within ten (10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate. Additionally, if Tenant fails to timely deliver an estoppel certificate it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no breaches or defaults on the part of Landlord; and (c) no more than one (1) month’s rent has been paid in advance.

30.Environmental Requirements.

(a)Except for Hazardous Material contained in products used by Tenant in de minimis quantities for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Project, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any “Hazardous Materials” (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit C incorporated herein by reference. If Tenant’s Environmental Questionnaire indicates that Tenant will be utilizing Hazardous Materials, in addition to all other rights and remedies Landlord may have under this Lease, including, without limitation, declaring a default hereunder by Tenant for a breach of representation, Landlord may require Tenant to execute an amendment to this Lease relating to such Hazardous Materials use and Tenant’s failure to execute any such amendment within ten (10) days of Landlord’s delivery thereof to Tenant shall constitute a default hereunder by Tenant. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement. Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Project without obtaining Landlord’s prior written consent, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.

(b)The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c)Tenant hereby discloses that Tenant will handle, store and use on the Premises DOT Class 1, Division 2, 3 & 4 explosives (“Explosives”) necessary for Tenant’s business, which Explosives are used to propel a drone out of a launch tube. Tenant represents and warrants to Landlord and Tenant is permitted and licensed to handle, store and use such Explosives, which Tenant shall maintain in good standing. Tenant’s handling, transporting, storage, use, and disposal of any and all such Explosives shall at all times be performed in a safe manner and in strict compliance with all Environmental Requirements; provided that Tenant shall not dispose any Explosives on or around the Premises. Tenant shall not allow any Explosives to be discharged or Hazardous Materials to be released on the Project nor contaminate the Premises, land or the environment.

(d)Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

(e)Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(f)Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Tenant’s expense. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous

Materials onto or from the Premises.

(g)In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

31.Rules and Regulations. Tenant, its employees, agents, and guests, will perform and abide by the rules and regulations attached hereto and any amendments or additions to such rules and regulations made from time to time by Landlord; provided, however, and notwithstanding any provision hereof (a) any amendments or additions to the rules and regulations shall be commercially reasonable and applied in a non-discriminatory manner; (b) in no event shall Tenant be bound by any amendments or additions to the rules and regulations that materially, adversely affect Tenant’s use of the Premises for any permitted use; materially, adversely affect Tenant’s access to the Premises; or materially increase Tenant’s obligations hereunder. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.Force Majeure. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party whose performance is affected (“Force Majeure”); provided, however, that the provisions of this Paragraph 33 shall not, however, operate to excuse Tenant from the prompt payment of Base Rent or any other amount required to be paid by Tenant under this Lease, or excuse Landlord from the prompt payment of any amount required to be paid by Landlord under this Lease.

34.Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker(s), if any, set forth in the Basic Lease Provisions above, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37.Miscellaneous.

(a)Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)Tenant shall, within ten (10) business days after Landlord’s request, furnish to Landlord current financial statements for Tenant and any guarantor of this Lease, prepared in accordance with generally accepted accounting principles or other reasonable accounting standards consistently applied and certified by Tenant to be true and correct. If such financial statements are available online, Tenant shall have complied with the requirements of this Paragraph 37(e) if Tenant provides to Landlord within such ten (10) -business day period the website where such financial statements may readily be obtained by Landlord. If Tenant is a public reporting company registered with the SEC, the ten (10) day furnishing requirement shall not apply and Tenant shall have complied with the requirements of this Paragraph 37(e) if Tenant’s most recent annual 10-K report and any then-existing subsequent quarterly 10-Q and 8-K reports are publicly available. After the date of this Lease, Landlord shall only request Tenant’s or any guarantor’s financial statements if required or requested to do so by a current or prospective lender or purchaser. Tenant shall have no obligation to produce financial statements in addition to those, if any, then existing, and shall have no obligation to produce financial statements more often than twice in any twelve (12)-month period.

(f)Tenant shall be permitted to disclose the terms and conditions of this Lease to: (i) affiliated companies, lenders, prospective lenders and prospective purchasers (including prospective purchases of the Tenant’s equity), provided that the recipient is advised of the confidential nature thereof and is bound to maintain the confidentiality of the same (subject to exclusions herein); and (ii) to the extent legally required by (a) any subpoena, court order, or other applicable administrative, regulatory or legal process or proceeding including, but not limited to, any applicable SEC filing requirements, or (b) any law or regulation, however only to the extent required by process, proceeding law or regulation, provided that the recipient, to the extent practicable, is advised of the confidential nature thereof.

(g)Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record unless required by law. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(h)Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(i)The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(j)Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(k)Any amount not paid by Tenant within ten (10) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(l)Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(m)Time is of the essence as to the performance of both party’s obligations under this Lease.

(n)Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease.

(o)All exhibits, guaranty and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(p)In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys’ fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(q)There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(r)To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(s)Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s actual, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t)Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(u)Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Lease Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Delaware Secretary of State is 4175915. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v)Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant’s failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(w)Landlord may during the Lease Term construct, renovate, improve, alter, or modify (collectively, “Renovations”) the Project and/or the Building, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures around the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building and common areas, which work may create noise, dust or leave debris in the Building and common areas so long as such Renovations do not unreasonably interfere with Tenant’s right to occupy the Premises. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages from Landlord so long as such Renovations do not unreasonably interfere with Tenant’s right to occupy the Premises.

38.Landlord’s Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant’s personal property situate in, or upon, or used in connection with the Premises (except merchandise sold in the ordinary course of business) as security for all of Tenant’s obligations hereunder, including without limitation, the obligation to pay rent. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Paragraph 38 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. In order to perfect such security interest, Tenant hereby acknowledges that Landlord has the right to file UCC financing statements at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Tenant further agrees to execute such other financing statements as reasonably requested by Landlord to further secure Landlord’s interest under this Paragraph 38 as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant’s behalf as Landlord shall deem necessary.

39.Limitation of Liability of Landlord’s Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

40.OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

41.Intentionally Deleted.

42.Easements; CC&R’s. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

43.Option to Extend. Landlord hereby grants to Tenant two (2) options to extend the Lease Term (each, an “Option”), for a period of five (5) consecutive years each (each, an “Option Term”) commencing upon the expiration of the then schedule expiration of the Lease Term, upon each of the following conditions and terms:

(a)Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least two hundred seventy (270) days and not more than one (1) year prior to the then scheduled expiration date of the Lease Term, a written notice of Tenant’s exercise of the Option (the “Option Notice”), time being of the essence. If the Option Notice is not timely so given and received, the Option shall automatically expire.

(b)Tenant shall have no right to exercise the Option, notwithstanding any provision hereof to the contrary, (1) during the time commencing from the date Landlord gives to Tenant a notice of Event of Default pursuant to this Lease and continuing until the noncompliance alleged in said notice of Event of Default is cured, or (2) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (3) if Tenant has committed any non-curable breach.

(c)The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the provisions of Paragraph 43(b) above.

(d)At Landlord’s sole election, all Option rights of Tenant under this Paragraph 43 shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option, if, after such exercise, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation becomes due or (2) Tenant fails to commence to cure any Event of Default under this Lease within ten (10) business days after the date that Landlord gives notice to Tenant of such Event of Default and/or Tenant fails thereafter to diligently prosecute said cure to completion within thirty (30) days after the date of such notice, or (3) Tenant has committed any incurable breach, or is otherwise in default of any of the terms, covenants and conditions of this Lease.

(e)The Option granted to Tenant in this Lease are personal to Aerovironment, Inc., a Delaware corporation (the “Original Tenant”), and may be exercised only by the Original Tenant or a Tenant Affiliate while occupying the entire Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant. The Option herein granted to Tenant is not assignable separate and apart from this Lease, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

(f)All of the terms and conditions of this Lease except where specifically modified by this Paragraph 43 or as otherwise stated to be applicable only to the initial Lease Term shall apply during any extended Lease Term.

(g)The monthly Base Rent payable during the Option Term shall be equal to the greater of (x) the then current fair market value for the highest and best use of the Premises; or (y) the monthly Base Rent payable during the immediately preceding term of this Lease. The then current fair market value for the highest and best use of the Premises shall be determined as of the beginning of each Option Term, as follows:

(1)Promptly following receipt by Landlord of Tenant’s Option Notice, Landlord and Tenant shall attempt to reach agreement on the Base Rent for the applicable Option Term, which Base Rent shall be set in accordance with the criteria described above. If Landlord and Tenant are able to agree on the Base Rent for such Option Term, Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for the Option Term.

(2)If the parties are unable to agree on the Base Rent for the applicable Option Term within forty-five (45) days following Landlord’s receipt of the Option Notice, then each party, at its cost and by giving notice to the other party, shall have ten (10) days within which to appoint a licensed commercial real estate broker with at least seven (7) years experience in the West Valley City real estate market, to determine and set the Base Rent for the Option Term at the then current fair market monthly rental value for the highest and best use of the Premises (but not less than the monthly Base Rent payable during the immediately preceding term of this Lease) for a term equal to the Option Term. If a party does not appoint a broker within such ten (10) day period, the single broker appointed shall be the sole broker and shall set the Base Rent for the Option Term. If two brokers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent for the Option Term. If they are unable to agree within forty five (45) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two brokers are given to set the Base Rent for the Option Term. If they are unable to agree on the third broker, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the court of the County in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this paragraph. Each of the parties shall bear the cost of its own broker and one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

(3)Within twenty (20) days after the selection of the third broker, a majority of the brokers shall set the Base Rent for the Option Term. If a majority of the brokers are unable to agree upon the Base Rent within the stipulated period of time, the two closest brokers shall be added together and their total divided by two, and the resulting quotient shall be the Base Rent for the Premises during such Option Term. Notwithstanding the foregoing, in no event, however, shall the Base Rent for the Option Term be less than the Base Rent payable during the immediately preceding term of this Lease.

(h)If the Base Rent for the Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate in effect immediately preceding the Option Term, and if the actual Base Rent for the Option Term is determined to be higher, then within fifteen (15) days after the determination of such higher Base Rent, Tenant shall pay to Landlord the difference for each month of the Option Term for which Base Rent has already become due.

44.Right of First Offer. Subject to the provisions of this Paragraph 44, Landlord hereby grants the Original Tenant a one-time right of first offer to lease any available space in Building 3 and Building 4 (as such buildings are identified on the site plan attached hereby as Exhibit A) following the construction of such buildings (any such space, a “First Offer Space”). Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of the first lease pertaining to such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such Superior Leases, whether or not such renewal or extension is pursuant to an express written provision in such lease or otherwise, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Superior Leases (the rights described in items (i) and (ii) above to be known collectively as “Superior Rights”), (iii) such right of first offer shall not be triggered by the lease of space in the Project by Landlord to an existing tenant of the Project in connection with the relocation of such existing tenant’s premises in the Project, and (iv) such right of first offer shall automatically expire and be of no further force or effect following the Lease Term and any applicable extensions.

(a)Procedure for Offer. Landlord shall notify Tenant (“First Offer Notice”) on the first occasion during the initial Lease Term, if any (but on no subsequent occasion), that Landlord determines that Landlord shall commence the marketing of a First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”). Notwithstanding the foregoing or anything to the contrary herein, Landlord’s obligation to deliver the First Offer Notice shall not apply during any renewal or extension of the initial Lease Term.

(b)Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) days after delivery of the First Offer Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice, and the Economic Terms shall be as set forth in the First Offer Notice. If Tenant does not unconditionally exercise its right of first offer within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(c)Condition of First Offer Space. Tenant shall take the First Offer Space in its “as-is” condition except as otherwise set forth in the Economic Terms.

(d)Lease of First Offer Space. If Tenant timely and properly exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment (on Landlord’s form) adding such First Offer Space to the Lease upon the same non-economic terms and conditions as applicable to the Premises, and upon Landlord’s Economic Terms. Unless otherwise specified in Landlord’s Economic Terms, Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The term of Tenant’s lease of the First Offer Space shall expire concurrently with the term of Tenant’s lease of the initial Premises, unless otherwise specified in Landlord’s Economic Terms.

(e)No Defaults. The rights contained in this Paragraph 44 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease) if the Original Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Paragraph 44 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, an Event of Default exists under the Lease or an Event of Default has previously occurred under the Lease more than once.

45.Landlord’s Representations and Warranties.

(a)Representations and Warranties. Landlord represents and warrants to Tenant that (unless otherwise expressly indicated) as of the Commencement Date: the Premises (i) shall be in good working order, condition, and repair (including but not limited to all structural, electrical, HVAC, fire suppression and mechanical systems), warehouse floors, truck courts/curbing, fencing, dock equipment and lighting; and (ii) shall comply with all applicable laws; and (iii) shall be suitable for the intended use.

(b)Remedy. If any representation or warranty set forth in Paragraph 45(a) is inaccurate or untrue as of the Commencement Date, Landlord’s sole and exclusive obligation and liability (and Tenant’s sole and exclusive right and remedy) under this Paragraph 45 shall be to cause the condition causing such representation or warranty to be inaccurate or untrue to be corrected or remedied at Landlord’s sole cost and expense. Landlord shall so correct or remedy such condition as soon as reasonably practicable following notice of such condition.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LEASE AGREEMENT]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the latest date set forth on this signature page below.

LANDLORD:

QOZ 201CC TWO, LLC,
a Utah limited liability company

By:
Name:	David S. Layton
Title:	Manager
Date:

TENANT:

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:
Date:

RULES AND REGULATIONS

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which these Rules and Regulations are attached, the terms of the Lease shall control.

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises. Such restriction shall not apply to the use of applicable security measures approved in writing by Landlord, including but not limited to, security gates and security fences approved in writing by Landlord; provided that no such fence or security measures shall interfere with the use of areas of the Project outside of the Premises by Landlord, other tenants, or their respective owners, officers, employees, agents, representatives, contractors or invitees.

2.Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project without Landlord’s express written consent.

3.Except for disability assistance dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, except as specifically approved in the Lease or with Landlord’s express written consent. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle.

8.Tenant shall not wash or service any vehicles in or about the Premises or the Project.

9.Tenant shall maintain the Premises free from rodents, insects and other pests.

10.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

11.Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

12.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

13.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises without Landlord’s express written consent.

Rules and Regulations – Page 1

14.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

15.No auction, public or private, will be permitted on the Premises or the Project.

16.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

17.The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

18.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

19.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

20.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

21.Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

22.Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

Rules and Regulations – Page 2

EXHIBIT A

SITE PLAN

Exhibit A – Page 1

EXHIBIT B

WORK LETTER AND CONSTRUCTION AGREEMENT

(Landlord to Construct Improvements)

A.BASE BUILDING IMPROVEMENTS.

1.Subject to Force Event Delays (as defined below), Landlord shall cause the Base Building Improvements (the “Base Building Improvements”) described on Appendix 1 attached hereto to be completed. The Base Building Improvements shall be made at Landlord’s sole cost and expense, and the cost thereof shall not reduce the Tenant Improvement Allowance.

B.TENANT IMPROVEMENTS.

1.Definitions. As used in this Work Letter and in the Lease, the terms “Tenant Improvements” and “Improvements” are used interchangeably, and shall each mean only those improvements relating to the interior portion of the Premises, which are set forth on the “Final Tenant Plans” (defined in Section B.3(b) of this Work Letter). The construction and installation of the Improvements is sometimes referred to herein as the “Work”.

2.Designation of Representatives. Tenant has designated Mark Lewis as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord shall designate an individual as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

3.Tenant Improvement Plans.

(a)Preliminary Plans. Tenant shall cause the space plan (the “Preliminary Plans”) for the Tenant Improvements to be prepared, at Tenant’s cost, subject to the Tenant Improvement Allowance, by a registered professional architect (the “Architect”) approved by Landlord, which approval shall not be unreasonably withheld. Within twenty-one (21) days after the Effective Date, Tenant shall furnish the initial draft of the Space Plan to Landlord for Landlord’s review and approval. Landlord shall within one week after receipt either provide comments to such Space Plan or approve the same. If Landlord provides Tenant with comments to the initial draft of the Space Plan, Tenant shall provide a revised Space Plan to Landlord incorporating Landlord’s comments within one week after receipt of Landlord’s comments. Landlord shall within one week after receipt then either provide comments to such revised Space Plan or approve such Space Plan. The process described above shall be repeated, if necessary, until the Space Plan finally has been approved by Landlord. Tenant agrees that the Space Plan shall comply with all Legal Requirements. Landlord’s approval of the Space Plan (or any modifications or changes thereto) shall not impose on Landlord or its agents or representatives any obligation or liability with respect to the design of the Tenant Improvements or the compliance of the Tenant Improvements or the Space Plan with Legal Requirements.

(b)Final Plans. Based on the approved Preliminary Plans, Tenant shall, at its expense, cause the Architect, in consultation with Landlord, Landlord’s engineers and consultant(s), to prepare and deliver to Landlord and Tenant complete architectural, electrical, mechanical, plumbing, life safety and structural drawings, plans and specifications (including all finishes) for the Tenant Improvements, including, exterior fencing and gates (collectively, “Final Plans” or “Final Tenant Plans”) no later than sixty (60) days following final approval of the Preliminary Plans. The Final Plans shall be approved in the same manner as provided in Section B.3(a) above for approval of the Preliminary Plans. When the Final Plans have been approved by Tenant and Landlord, the Architect shall submit the Final Plans to the appropriate governmental agency for plan checking and the issuance of a building permit for the Improvements. The Architect shall make changes to the Final Plans required by any applicable governmental entity to obtain a building permit for the Improvements. To the extent assignable, Landlord shall assign to Tenant, on a non-exclusive basis, any and all warranties and other rights from or against the Contractor, the Architect or other material and/or service providers relative to the proper design and construction of the Improvements or any component thereof.

Exhibit B – Page 1

(c)Construction Budget. Following approval by Landlord and Tenant of the Final Plans, Landlord shall bid the work on the Tenant Improvements to Interior Construction Specialists and two (2) other general contractors that are reasonably acceptable to Tenant, which contractors shall complete the Tenant Improvements for a guaranteed maximum price. Tenant shall be permitted to review and approve all bids and shall select from such bids the general contractor to perform the Work (the “Contractor”). Prior to commencing construction of the Tenant Improvements, Landlord shall submit to Tenant, for Tenant’s review and approval, a written statement of the total cost of the Tenant Improvements (the “Construction Budget”). Tenant shall review and approve the Construction Budget, within five (5) business days of its receipt from Landlord. The Construction Budget shall contain a construction management fee payable to Landlord which shall not exceed 5% of the total “hard” costs of construction as shown as on the Construction Budget. If Tenant does not approve the Construction Budget, the Landlord shall permit Tenant to value engineer the Tenant Improvements. Following any changes required by Tenant, the Construction Budget shall be provided to Tenant for its review and approval and the foregoing process shall continue until the Construction Budget has been approved by Tenant. In the event the Construction Budget has not been approved by Tenant within sixty (60) days after receipt by Tenant of the initial proposed Construction Budget, Landlord shall be permitted to terminate this Lease upon written notice to Tenant. The costs shown on the Construction Budget which are approved by Tenant shall be referred to herein as the “Approved Costs”.

(d)No Representations Regarding Tenant’s Intended Use. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord’s participation in the preparation of the Preliminary Plans, the Final Plans and the construction of the Improvements shall not constitute any representation or warranty, express or implied, that the Improvements, if built substantially in accordance with the Preliminary Plans and/or the Final Plans, will be suitable for Tenant’s intended purpose. Tenant acknowledges and agrees that the Improvements are intended for use by Tenant and the specifications and design requirements for such Improvements are not within the special knowledge or experience of Landlord. Landlord’s sole obligation shall be to arrange the construction of the Improvements substantially in accordance with the requirements of the Final Plans, and any additional costs or expense required for the modification thereof to more adequately meet Tenant’s use, whether during or after Landlord’s construction thereof, shall be borne entirely by Tenant.

6.Change Orders.

(a)Processing and Cost of Change Orders. After the parties approve the Final Plans and a building permit for the Improvements is issued, any further changes to the Final Plans shall require the prior written approval of Tenant and Landlord. Tenant acknowledges and agrees that it shall have no right to request any change to the Base Building Improvements. If Tenant desires any change in the Final Plans or specifications relative to the Improvements which is reasonable and practical (as determined by Landlord), such changes may only be requested by the delivery to Landlord by Tenant of a proposed written “Change Order” specifically setting forth the requested change. Landlord shall provide Tenant with the Architect’s disapproval of the proposed change stating the reason(s) for such disapproval, or if the Architect approves the proposed change, the following items: (i) a summary of any increase in the cost caused by such change (the “Change Order Cost”), (ii) a statement of the number of days of any delay caused by such proposed change (the “Change Order Delay”), and (iii) a statement of the cost of the Change Order Delay (the “Change Order Delay Expense”), which Change Order Delay Expense shall be the product of the number of days of delay multiplied by the estimated daily Base Rent rate. Tenant shall then have three (3) business days to approve the Change Order Cost, the Change Order Delay and the Change Order Delay Expense. If Tenant approves these items, Landlord shall execute the Change Order and cause the appropriate changes to the Final Plans to be made. If Tenant fails to respond to Landlord within said three (3) business day period, the Change Order Cost, the Change Order Delay and the Change Order Delay Expense shall be deemed disapproved by Tenant and Landlord shall have no further obligation to perform any Work set forth in the proposed Change Order. The Change Order Cost shall include all costs associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as conclusively determined by the Architect and the Contractor, respectively, together with a seven percent (7%) fee of these costs as reimbursement for the expense of administration and coordination of such Change Order by Landlord’s Representative. The Change Order Delay shall include all delays caused by the Change Order, including, without limitation, all design and construction delays, as conclusively determined by the Architect and the Contractor respectively.

(b)Change Order Costs. All costs of the Improvements resulting from Change Orders shall be paid by Tenant to Landlord within fifteen (15) days after Tenant’s approval of the Change Order.

Exhibit B – Page 2

8.Construction of the Improvements. Landlord shall enter into a construction contract with the Contractor (“Construction Contract”) for the construction and installation of the Improvements in accordance with the Final Plans, subject to Force Majeure Delays.

9.Payment for Cost of the Tenant Improvements.

(a)Tenant Improvement Allowance. Landlord hereby grants to Tenant a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) for the work described on the Final Tenant Plans of up to: (i) $1,960,995 (based on $15 per square foot of the Premises) for the cost of Tenant Improvements within the Premises. In the event the Tenant Improvement Allowance exceeds the cost reflected on the approved Construction Budget, Tenant shall not be entitled to such excess, but rather such excess funds shall belong to and be the sole property of Landlord.

(b)Costs in Excess of Tenant Improvement Allowance. The cost of each item shown on the Construction Budget approved by Tenant shall be charged against the Tenant Improvement Allowance but only up to the amount of the applicable line item shown on the Construction Budget. If the total cost of the Improvements shown on the Construction Budget approved by Tenant exceeds the Tenant Improvement Allowance, such additional amount shall be referred to as “Excess Costs”. Excess Costs shall be paid by Tenant to Landlord prior to the commencement of the construction of the Tenant Improvements.

10.Tenant Delays; Force Majeure Delays.

(a)As used herein, “Tenant Delays” means any delay in the completion of the Improvements resulting from any or all of the following: (1) Tenant’s failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to complete, on or before the due date therefor, any action item which is Tenant’s responsibility pursuant to this Work Letter, including Tenant’s failure to grant approvals within the time frames described herein; (2) Tenant’s requested modifications to the Preliminary Plans or any Tenant-initiated Change Orders; (3) Tenant’s request for materials, finishes, or installations which are not readily available, (4) Change Order Delays, or (5) any other act or failure to act by Tenant, Tenant’s representatives, Tenant’s architect, Tenant’s employees, agents, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

(b)“Force Majeure Delays” as used in this Work Letter means delays resulting from causes beyond the reasonable control of Landlord or the Contractor, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction of the Improvements or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, unusual inclement weather (i.e., inclement weather patterns inconsistent with weather patterns occurring in the previous ten (10) years in the immediate vicinity of the Premises), strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Improvements), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

11.Walk-Through and Punch List. Within three (3) days after Landlord tenders possession of the Premises, Tenant, Landlord, Architect and Landlord’s architect shall jointly conduct a walk-through of the Improvements and shall jointly prepare a punch list (“Punch List”) of items needing additional work (“Punch List Items”); provided, however, the Punch List shall be limited to items which are required by the Construction Contract, the Final Plans, Change Orders and any other changes agreed to by the parties. Landlord agrees to repair the Punch List Items promptly following the joint walk through.

13.Miscellaneous Construction Covenants.

Exhibit B – Page 3

(a)Coordination with Lease. Nothing herein contained shall be construed as constituting (i) Tenant as Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord of any of the terms or provisions of the Lease. Any default by Tenant with respect to any portion of this Work Letter, shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of the Lease by Tenant.

(b)Cooperation. Tenant shall not (and Tenant shall ensure that its agents do not) interfere with the performance of the Work and shall cooperate with Landlord in connection with the performance of the Work, including, without limitation, by moving any equipment and other property which Landlord or its contractor may request be moved. Landlord shall be permitted to perform the Work during Tenant’s occupancy of the Premises, during normal business hours (or any hours), without any obligation to pay overtime or other premiums. Tenant hereby agrees that the performance of the Work shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent payable pursuant to this Lease. Landlord shall have no responsibility for, or for any reason be liable to, Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Work, or for any inconvenience or annoyance occasioned by the performance of the Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Work.

Exhibit B – Page 4

APPENDIX 1 TO EXHIBIT B

Base Building Improvements

-	32’ clear height
-	+/- 38 dock high doors
-	+/- 6 grade level doors
-	ESFR Fire Suppression
-	Skylights
-	Gas fired warehouse heating
-	6” reinforced concrete slab
-	A minimum of 3000 amps, 480 volt, 3 phase power
-	4 dock high doors with 40,000 lb air bag levelers, dock seals, dock lights and bollards. The remainder of the knock outs to be a combination of concrete and glass.
-	The truck court area for the unused dock high positions to be converted to employee parking.

Exhibit B – Page 1

EXHIBIT C

ENVIRONMENTAL QUESTIONNAIRE

FOR OFFICE USE ONLY:

Proposed Lease Commencement Date:	Marketing Director:

Original	Renewal	Expansion

A.PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE

B.(To be completed prior to Lease Approval)

Property Address:

Proposed Tenant:
(Include full legal name of proposed tenant and any d/b/a)

Current Address:

Description of Proposed Use of Property:

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY. YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.

Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below? If yes, please mark column(s) (2), (3), and/or (4) as applicable.

	(1)	(2)	(3)	(4)	(5)
Categories of Chemicals	Minimum Quantity	Made	Used	Placed	Stored
Solvents, Degreasers	1 Gallon
Paint Thinners/Remover	1 Gallon
Paint	5 Gallons
Oil (New)	5 Gallons

Exhibit C – Page 1

Gasoline	1 Gallon
Antifreeze	5 Gallons
Other Automotive Fluids	1 Gallon
Diesel Fuel	5 Gallons
Heavy (Toxic) Metal Containing Compounds	1 Pound
Liquid Plastics/Activators	1 Gallon
Flammable Gases	20 Cu Ft
Toxic Gases	20 Cu Ft
Acids	1 Gl/5 Lb
Bases (soda, ash, lye, etc.)	1 Gl/5 Lb
Other Flammable Materials	1 Gl/5 Lb
Other Corrosive Materials	1 Gl/5 Lb
Other Toxic Materials	1 Gl/5 Lb
Other Reactive Materials	1 Gl/5 Lb
Liquid Hazardous Waste	1 Gallon
Solid Hazardous Waste	1 Pound

		Yes	No
Do your operations require H-occupancy storage or other special constructions?

If yes, please explain:

Will any of the following structures be used on the property? If yes, describe the contents of each.
Feature	Contents
Underground Tank
Above-ground Tank
Clarifier
Sump
Trench
Waste Pile
Chemical Piping
Floor Drain
Other

Please describe plans for secondary containment and leak monitoring.

Will any hazardous wastes or liquid wastes be generated by on site operations or brought on to the property?

Exhibit C – Page 2

	Yes	No
If yes, complete the following:

Identify each such hazardous waste or liquid waste.

Describe onsite storage, including secondary containment, and/or treatment.

Describe your plans for disposal of hazardous wastes or liquid waste including off-site disposal.

Will operations result in any wastewater discharges to the sewer?

Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?

If yes, describe each wastewater stream and plans for handling wastewater discharges:

Have you performed any testing or analysis of wastewater discharges or other wastewater effluent from your current facility?

If yes, attach the results of any such testing or analysis.

Will your operations require any stormwater discharge permits?

If yes, describe:

Will activities on the property require warnings to be given to workers or visitors on the Leased Premises or the surrounding community?

If yes, please describe how you will provide such communications or warnings.

Will operations result in any air emissions (including dust)?

If yes, describe:

Will permits from the Southern Coast Air Quality Management District be required?

Exhibit C – Page 3

	Yes	No
Will operations result in air emissions which include hazardous or toxic air pollutants?

If yes, will any public notice or disclosure be required?

Will operations be subject to Risk Management & Preview Planning requirements or other risk reduction requirements?

Will your operations involve any on-site vehicle or equipment maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?

If yes, describe all such maintenance:

Will these on-site vehicles or equipment use batteries?

If yes, describe battery storage method:

Will your operations include a machine shop?

If yes, describe all operation:

Will your operations include any metal plating or metal fabrication?

If yes, describe:

Will your operations include the use of solvents?

If yes, describe:

Has your present facility or operation ever been the subject of an environmental investigation, an environmental enforcement action, or permit revocation proceeding?

If yes, describe:

Have you ever been identified as a potentially responsible party for any environmental

Exhibit C – Page 4

	Yes	No
cleanup, compliance or abatement proceedings?

If yes, describe:

Have you ever received a notice of violation or notice to comply from any environmental regulatory agency within the past five years?

If yes, describe:

Have you had any complaints from neighbors relating to noise, odor, air emissions, or dust at your present facility?

If yes, describe:

Have you had any complaints relating to hazardous materials handling, storage, treatment or disposal from neighbors at your present facility?

If yes, describe:

Will the proposed use of the property require the filing of any environmental reports or other documents to any agencies?

Attach copies of all Material Safety Data Sheets (“MSDS”) for all chemicals you intend to use, store, or handle on the property.

Has an Environmental Audit been conducted at your present facility? (If yes, attach a copy of any report prepared in connection with any such audit.)

Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials.

Identify the name, title and qualifications/experience of person responsible for your environmental, health and safety program:
Name:
Title:
Qualifications/experience:

Name and telephone number of person to contact for additional information:
Name:
Title:
Qualifications/experience:

Exhibit C – Page 5

Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:

The undersigned hereby certifies that the information above is correct and complete.

Name of Proposed Tenant

Name:

Title:

Date:

Exhibit C – Page 6